UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, Illinois 60661
(Address of principal executive offices) (Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2022, Adtalem Global Education Inc. (“Adtalem”) announced the appointment of Michael Betz as President of Walden University, effective as of May 17, 2022.  Roger McKinney will continue to serve as Walden’s Chief Financial Officer.

Prior to joining Adtalem, Mr. Betz was a partner at McKinsey & Co. (“McKinsey”) since 2017.  At McKinsey, Mr. Betz was a leader in the higher education and growth transformation practices.  Prior to joining McKinsey, Mr. Betz served as the chief marketing officer at Pansophic Education from 2015 through 2017.  There he led global marketing and growth strategies for three portfolio companies.  From 2013 through 2015, Mr. Betz served as the senior vice president and chief marketing officer of Ellucian, a SaaS higher education company.  Prior to joining Ellucian, Mr. Betz served as the senior vice president, chief marketing officer and head of strategy at Strayer Education, Inc. from 2010 through 2013.  At Strayer, he led global marketing strategy and operations.  Before assuming that role, Mr. Betz served as Strayer’s Vice President, Student Information Services from 2009-2010.  Mr. Betz began his career as an Associate Principal at McKinsey.

There are no arrangements or understandings between Mr. Betz and any other person pursuant to which he was selected as President of Walden.  There are also no family relationships between Mr. Betz and any director or officer of Adtalem and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his employment with Adtalem, Adtalem and Mr. Betz entered into an Employment Agreement (the “Agreement”), dated as of May 17, 2022.  Pursuant to the terms of the Agreement, Mr. Betz will be paid (i) an annual base salary of $540,000; (ii) an annual cash bonus target opportunity equal to 75% percent of his base salary, subject to the attainment of certain performance goals established by the Compensation Committee of the Adtalem Board of Directors (the “Compensation Committee”); and (iii) annual long-term incentive equity grants that are 100% of his base salary, subject to the attainment of certain performance goals established by the Compensation Committee.

In addition, Mr. Betz will also receive a one-time award of restricted stock units with a grant date value of $350,000.  Subject to Mr. Betz’ continued employment with Adtalem, the award will vest in two equal installments, one-half on the one year anniversary of the grant date and the remainder on the second anniversary of the grant date.

The description of the terms of Mr. Betz’ employment is not complete and is qualified in its entirety by the Employment Agreement between Adtalem and Mr. Betz, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release announcing the appointment of Mr. Betz as President of Walden University is attached to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Adtalem Global Education Inc. and Michael Betz dated May 17, 2022.

99.1	Adtalem Global Education Inc. Press Release dated May 23, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Robert J. Phelan
Name:	Robert J. Phelan
Title:	Senior Vice President and Chief Financial Officer

Date: May 23, 2022